UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

The Alger ETF Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Pearl Street, 27th Floor New York, New York	10004
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Alger Weatherbie Enduring Growth ETF	NYSE Arca, Inc.	92-1502778

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-248085 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, having a nominal or par value of one mill ($.001) per share, of the Alger Weatherbie Enduring Growth ETF (the “Shares”) to be registered hereunder is set forth in Post-Effective Amendment No. 3 to Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-248085 and 811-23603) as filed electronically with the Securities and Exchange Commission (the “Commission”) pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 on February 10, 2023. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the Commission that relates to the Shares is hereby also incorporated by reference herein.

Item 2. Exhibits.

(a)	Agreement and Declaration of Trust, dated March 24, 2020 (electronically filed with the Registration Statement on Form N-1A on August 18, 2020).

(b)	Amended and Restated Bylaws of The Alger ETF Trust, dated March 24, 2020 (electronically filed as Exhibit (b) to Pre-Effective Amendment No. 1 to the Registration Statement on February 19, 2021).

(c)

Certificate of Designation (Alger Weatherbie Enduring Growth ETF) dated December 6, 2022 (electronically filed as exhibit (a-7) to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A on February 10, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 13th day of February, 2023.

The Alger ETF Trust

By:	/s/ Tina Payne
Tina Payne
Secretary